CONSENT OF INDEPENDENT AUDITORS

     As independent public accountants, we hereby consent to this incorporation of our report for Zeta Corporation, dated March 6, 2001, included in this Form 10-KSB.

/s/ Clancy and Co.
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Clancy and Co., P.L.L.C.
Phoenix, Arizona
March 29, 2001